UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 1, 2016

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2016, United Community Banks, Inc. (“United”), the bank holding company for United Community Bank, completed its acquisition by merger of Tidelands Bancshares, Inc. (the “Company”), the bank holding company for Tidelands Bank (the “Merger”). The Company merged with and into United, with United as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger, dated April 4, 2016, as amended (the “Merger Agreement”). Upon the closing of the Merger, each outstanding share of the Company’s common stock was converted into the right to receive $0.52 in cash, without interest and less any applicable withholding taxes. United also redeemed all of the outstanding shares of Tidelands’ fixed-rate cumulative preferred stock and warrants to purchase Tidelands common stock that Tidelands issued to the Treasury under the Treasury’s Capital Purchase Program, plus unpaid dividends, for $9.0 million in the aggregate. In accordance with the Merger Agreement, United also assumed all of Tidelands’ obligations relating to its outstanding trust preferred securities and paid all required amounts to bring current the payment of interest (including deferred interest) on the trust preferred securities.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2016.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon the completion of the Merger, outstanding shares of the Company’s common stock were converted into the right to receive $0.52 in cash, without interest and less any applicable withholding taxes. As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2016, the Merger and the Merger Agreement were approved by the Company’s shareholders at the special meeting of shareholders held on June 30, 2016. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Upon the completion of the Merger on July 1, 2016, the Company merged with and into United and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.,
successor to Tidelands Bancshares, Inc.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: July 1, 2016